Exhibit 99.1

Debt Resolve Closes Financing Round
Online Debt Resolution Services Provider Completes Initial Restructuring
Tarrytown, New York (October 20, 2009) – Debt Resolve, Inc. (Pink Sheets: DRSV, the “Company”), provider of the proprietary DebtResolve® online debt resolution software to major banks and other businesses with large consumer debt portfolios, has announced the completion of a non-brokered private financing round raising $984,959.

According to David Rainey, President and Interim CEO of Debt Resolve, “This financing round has enabled Debt Resolve to significantly restructure our balance sheet and initiate software upgrades to our system.  We are on plan with our 2009 goals as outlined in our October 8, 2009 press release. Lenders and consumers are actively seeking solutions offered by companies like Debt Resolve, and the work we have done this year will help enable us to meet that demand.”

On October 8, 2009, the Company had announced a successful initial restructuring of its balance sheet, reducing approximately 41% of the liabilities of continuing operations.

About Debt Resolve, Inc.

The DebtResolve® system brings together delinquent and defaulted borrowers and their lenders over the Internet to resolve the outstanding debt(s).  With the DebtResolve® system, debtors have the opportunity to self-cure and negotiate settlements using a patent-based online bidding system, or finalize payment arrangements – online, in private, at any time, from anywhere, and with instant results. The Company offers its service as an Application Service Provider (ASP), enabling lenders to introduce this option without modifications to existing collections computer systems or significant integration effort.  Debt Resolve, Inc. is located in Tarrytown, New York and is a publicly held company currently traded over the counter with the ticker DRSV.PK.  More information on the company is available at www.debtresolve.com.

Forward Looking Statements

Certain statements in this press release and elsewhere by management of the Company that are neither reported financial results nor other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the Company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of the Company’s operations, or the performance or achievements of the Company, or industry results, to differ materially from those expressed or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere in this press release, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied by the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of Debt Resolve to realize improvements in operating earnings; competitive pricing for the Company’s products and services; fluctuations in demand for the Company’s products or services; changes to economic growth in the United States and international economies; government policies and regulations, including, but not limited to those affecting the collection of consumer debt; adverse results in current or future litigation; currency movements; and other risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and in other filings made from time to time with the SEC. Debt Resolve undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the Company’s reports filed with the SEC.

Media and Investor Contact:
Jay Goth
951-676-6509